Exhibit 23.2
Consent of Independent Accounting Firm

Cornerstone OnDemand, Inc.
Santa Monica, California

We hereby consent to the incorporation by reference in the following Registration Statements on Form S-8 File No. 333-229887, 333-223430, 333-216245, 333-209817, 333-202940, 333-194198, 333-189389, 333-180311, 333-173754 and Form S-3 File No. 333-226657 of our report dated September 21, 2018, except as to Note 2: Summary of Significant Accounting Policies-Accounting Policy Changes and Reclassifications, which is as of July 1, 2020, relating to the consolidated financial statements of Vector Talent Holdings, L.P. appearing in Cornerstone OnDemand’s Form 8-K/A.

/s/ BDO USA, LLP
BDO USA, LLP
San Francisco, CA

July 1, 2020

BDO USA, LLP, a Delaware limited liability partnership, is the U.S. member of BDO International Limited, a UK company limited by guarantee, and forms part of the international BDO network of independent member firms.

BDO is the brand name for the BDO network and for each of the BDO Member Firms.